As filed with the Securities and Exchange Commission on August 23, 2013
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

RAPTOR PHARMACEUTICAL CORP.
(Exact Name of Registrant as Specified in Its Charter)

Delaware                                                                                                                              86-0883978
(State of Incorporation)                                                                                                                  (I.R.S. Employer Identification No.)

5 Hamilton Landing, Suite 160
Novato, CA 94949
(Address of Principal Executive Offices including Zip Code)

RAPTOR PHARMACEUTICAL CORP. 2010 STOCK INCENTIVE PLAN
(Full Title of the Plan)

Georgia Erbez
Chief Financial Officer
Raptor Pharmaceutical Corp.
5 Hamilton Landing, Suite 160
Novato, California 94949
(415) 408-6231
(Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent for Service)

Copy to: Charles K. Ruck, Esq. Kathleen M. Wells, Esq. Latham & Watkins LLP 140 Scott Drive Menlo Park, California 94025 (650) 328-4600
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.:

Large accelerated filer ☐                                                                                                                              Accelerated filer ☒
Non-accelerated filer ☐  (Do not check if a smaller reporting company)  Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE
Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Common Stock, $0.001 par value per share	3,000,000	$12.24	(2)	$36,705,000.00	(2)	$5,006.56
(1)	Pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover any additional shares of the Registrant's common stock that become issuable under the Raptor Pharmaceutical Corp. 2010 Stock Incentive Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of the Registrant's common stock.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933 for the 3,000,000 shares registered hereunder (based on the average of the high ($12.50) and low ($11.97) prices for the Registrant's common stock reported by The NASDAQ Global Market on August 21, 2013).

Proposed sale to take place as soon after the effective date of the registration statement as awards under the plan are exercised and/or vest.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 3,000,000 shares of the Registrant's common stock reserved for issuance under the Raptor Pharmaceutical Corp. 2010 Stock Incentive Plan, for which a Registration Statement of the Registrant on Form S-8 relating to such employee benefit plan is effective (File No. 333-166813 and File No. 333-173719) in accordance with General Instruction E to Form S-8.

INCORPORATION BY REFERENCE OF CONTENTS OF REGISTRATION STATEMENT ON FORM S-8

The contents of the Registration Statements on Form S-8 (File No. 333-166813 and File No. 333-173719), filed with the Securities and Exchange Commission on May 14, 2010 and April 26, 2011, are incorporated by reference herein, except as updated herein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The information incorporated by reference herein is considered to be part of this registration statement, and later information filed with the Commission will update and supersede this information. The following documents filed by the Registrant with the Commission are incorporated herein by reference:

(a)
The Registrant's Transition Report on Form 10-KT for the transition period from September 1, 2012 to December 31, 2012 filed with the Commission on March 14, 2013, as amended by Form 10-KT/A filed with the Commission on June 19, 2013;

(b)
The Registrant's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2013 filed with the Commission on May 8, 2013, as amended by Form 10-Q/A filed with the Commission on June 19, 2013;

(c)	The Registrant's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2013 filed with the Commission on August 9, 2013;
(d)	The Registrant's Current Reports on Form 8-K filed with the Commission on April 9, 2013, May 1, 2013, May 24, 2013, June 25, 2013, July 2, 2013, July 5, 2013, July 23, 2013 and July 25, 2013;
(e)
The description of the Registrant's common stock contained in the Registration Statement on Form 10-SB filed with the Commission on March 17, 1999 (File No. 000-25571), as amended by the certain Registration Statement on Form 10-SB/A filed on August 19, 1999 (File No. 000-25571), which description has been updated by the Joint Proxy Statement on Form S-4 filed on August 19, 2009 (File No. 333-161424), including any other amendment or report filed for the purpose of updating such description; and

(f)
The description of the Registrant's Series A Participating Preferred Stock contained in the Registration Statement on Form 8-A filed on May 16, 2005 (File No. 000-25571), pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendment or report filed for the purpose of updating such description.

All documents that the Registrant subsequently files pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to the registration statement which indicates that all of the shares of common stock offered have been sold or which deregisters all of such shares then remaining unsold shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of the filing of such documents, except as to any portion of any future annual or quarterly report to stockholders or document or current report furnished under Items 2.02 or 7.01 of Form 8-K, and exhibits furnished on such form that relate to such items, that is not deemed filed under such provisions. For the purposes of this registration statement, any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Under no circumstances will any information filed under current Items 2.02 or 7.01 of Form 8-K be deemed incorporated herein by reference unless such Form 8-K expressly provides to the contrary.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Novato, State of California, on this 23rd day of August, 2013.

Raptor Pharmaceutical Corp.

By:    /s/ Christopher M. Starr
Christopher M. Starr, Ph.D.
                                                                                                                                                Chief Executive Officer and Director

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENT, that each person whose signature appears below does hereby constitute and appoint Christopher M. Starr, Ph.D. and Georgia Erbez, and each of them, with full power of substitution and full power to act without the other, his or her true and lawful attorney-in-fact and agent to act for him or her in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file this Registration Statement, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully, to all intents and purposes, as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ Christopher M. Starr	Chief Executive Officer and Director (Principal Executive Officer)	August 23, 2013
Christopher M. Starr, Ph.D.
/s/ Georgia Erbez	Chief Financial Officer (Principal Financial and Accounting Officer)	August 23, 2013
Georgia Erbez
/s/ Llew Keltner	Chairman and Director	August 23, 2013
Llew Keltner, M.D., Ph.D.
/s/ Raymond W. Anderson	Director	August 23, 2013
Raymond W. Anderson
/s/ Suzanne L. Bruhn	Director	August 23, 2013
Suzanne L. Bruhn, Ph.D.
/s/ Richard L. Franklin	Director	August 23, 2013
Richard L. Franklin, M.D., Ph.D.
/s/ Erich Sager	Director	August 23, 2013
Erich Sager

/s/ Vijay B. Samant	Director	August 23, 2013
Vijay B. Samant
/s/ Timothy P. Walbert	Director	August 23, 2013
Timothy P. Walbert

INDEX TO EXHIBITS

		Incorporated by Reference
Exhibit Number	Exhibit Description	Form	Date	Number	Filed Herewith
4.1	Certificate of Incorporation of Registrant	8-K	10/10/2006	3.1
4.2	Bylaws of Registrant	8-K	10/10/2006	3.2
4.3	Certificate of Amendment filed with the Secretary of State of the State of Nevada effecting an 8-for-1 reverse stock of Registrant's common stock and changing the name of Registrant from Axonyx Inc. to TorreyPines Therapeutics, Inc.	8-K	10/10/2006	3.3
4.4	Articles of Conversion filed with the Secretary of State of the State of Nevada changing the state of incorporation of Registrant	8-K	10/10/2006	3.4
4.5	Certificate of Conversion filed with the Secretary of State of the State of Delaware	8-K	10/10/2006	3.5
4.6	Amendment to Bylaws of Registrant	10-K	03/29/2007	3.6
4.7	Certificate of Amendment of Certificate of Incorporation of Registrant	8-K	10/05/2009	3.1
4.8	Rights Agreement, dated as of May 13, 2005, between Registrant and The Nevada Agency and Trust Company, as Rights Agent	8-K	05/16/2005	99.2
4.9	Amendment to Rights Agreement, dated as of June 7, 2006, between Registrant and The Nevada Agency and Trust Company, as Rights Agent	8-K	06/12/2006	4.1
4.10	Amendment to Rights Agreement, dated as of October 3, 2006, between Registrant and The Nevada Agency and Trust Company, as Rights Agent	10-K	03/29/2007	4.19
4.11	Rights Agreement Amendment, dated as of July 27, 2009, to the Rights Agreement dated May 13, 2005 between Registrant and American Stock Transfer and Trust Company (replacing The Nevada Agency and Trust Company)	8-K	07/28/2009	2.3
4.12	Amendment to Rights Agreement, dated August 6, 2010, by and between Registrant and American Stock Transfer & Trust Company, LLC	8-K	08/10/2010	4.2
5.1	Opinion of Latham & Watkins LLP				X
23.1	Consent of Independent Registered Public Accounting Firm				X
23.2	Consent of Latham &Watkins LLP (included in Exhibit 5.1)				X
24.1	Power of Attorney (included on the signature pages hereto)				X
99.1	Raptor Pharmaceutical Corp. 2010 Stock Incentive Plan	S-8	05/14/2010	4.12
99.2	Form of Award Agreement under the Raptor Pharmaceutical Corp. 2010 Stock Incentive Plan	S-8	05/14/2010	4.13
99.3	2011 Plan Amendments to the Raptor Pharmaceutical Corp. 2010 Stock Incentive Plan	S-8	04/25/2011	4.15
99.4	Form of Award Agreement under the Raptor Pharmaceutical Corp. 2010 Stock Incentive Plan	8-K	09/28/2011	10.1
99.5	Amendment to Bylaws of Registrant	8-K	05/14/2012	3.1
99.6	2013 Plan Amendments to the Raptor Pharmaceutical Corp. 2010 Stock Incentive Plan	8-K	07/25/2013	10.1